UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2018
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THE HAIN CELESTIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000
Former name or former address, if changed since last report: N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01    Other Events

On December 5, 2018, the Board of Directors (the “Board”) of The Hain Celestial Group, Inc. (the “Company”), on the recommendation of the Corporate Governance and Nominating Committee of the Board, approved the appointment of R. Dean Hollis as Chairman of the Board, effective December 5, 2018.

The Board, on the recommendation of the Corporate Governance and Nominating Committee of the Board, also approved certain changes to the composition of its committees, effective December 5, 2018, as follows:

Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee

Shervin J. Korangy, Chair	Glenn W. Welling, Chair	Dawn M. Zier, Chair
Andrew R. Heyer	Celeste A. Clark	Celeste A. Clark
Glenn W. Welling	Jack L. Sinclair	R. Dean Hollis

All of the committee members listed above meet the independence requirements applicable to the directors and the committees upon which they serve under SEC rules and NASDAQ Global Select Market Listing Standards.

Finally, the Board approved the formalization of its Strategy Committee, formerly referred to as the “Working Group”, to evaluate strategic alternatives for the Company. The Company appointed Mark L. Schiller, President, Chief Executive Officer and director, as chairman of the Strategy Committee, with Messrs. Hollis, Korangy and Welling serving as committee members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Date: December 11, 2018

THE HAIN CELESTIAL GROUP, INC. (Registrant)

By:	/s/ Denise M. Faltischek
Name:	Denise M. Faltischek
Title:	Executive Vice President and Chief Strategy Officer, Corporate Secretary